                                                                     EXHIBIT 4.1




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                              SOLECTRON CORPORATION

                     Liquid Yield Option(TM) Notes due 2020

                              (Zero Coupon-Senior)


                    ----------------------------------------


                             Supplemental Indenture

                          Dated as of November 20, 2000

                           Supplementing that certain

                                    Indenture

                             Dated as of May 8, 2000


                    ----------------------------------------


            STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.,

                                     TRUSTEE






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                   (TM)Trademark of Merrill Lynch & Co., Inc.

                                TABLE OF CONTENTS


                                                                                               PAGE
                                                                                               ----
ARTICLE ONE ISSUANCE OF LYONS....................................................................2

        Section 101   Issuance of LYONs; Principal Amount; Maturity .............................2
        Section 102   No Interest on the LYONs; Accrual of Original Issue Discount ..............3

ARTICLE TWO CERTAIN DEFINITIONS..................................................................3

        Section 201   Certain Definitions .......................................................3
        Section 202   Other Definitions .........................................................5

ARTICLE THREE CERTAIN COVENANTS..................................................................6

        Section 301   Registration and Listing ..................................................6

ARTICLE FOUR.....................................................................................7

        Section 401   Right of Redemption .......................................................7
        Section 402   Conversion Arrangement on Call for Redemption .............................8

ARTICLE FIVE.....................................................................................9

        Section 501   Conversion Privilege ......................................................9
        Section 502   Conversion Procedure .....................................................10
        Section 503   Adjustment for Change in Capital Stock ...................................12
        Section 504   Adjustment for Rights Issue ..............................................13
        Section 505   Adjustment for Other Distributions .......................................14
        Section 506   When Adjustment May Be Deferred ..........................................16
        Section 507   When No Adjustment Required ..............................................16
        Section 508   Notice of Adjustment .....................................................17
        Section 509   Voluntary Increase .......................................................17
        Section 5010  Reorganization of Company; Special Distributions .........................17
        Section 5011  Simultaneous Adjustments .................................................18
        Section 5012  Successive Adjustments ...................................................18
        Section 5013  Rights Issued in Respect of Common Stock Issued Upon Conversion ..........18
        Section 5014  The Provisions of Section 14 .............................................19

ARTICLE SIX.....................................................................................19

        Section 601   Purchase of LYONs at Option of the Holder ................................19
        Section 602   Purchase of LYONs at Option of the Holder upon Change in Control .........26
        Section 603   Effect of Purchase Notice or Change in Control Purchase Notice ...........29
        Section 604   Deposit of Purchase Price or Change in Control Purchase Price ............30
        Section 605   LYONs Purchased in Part ..................................................30
        Section 606   Covenant to Comply with Securities Laws Upon Purchase of LYONs ...........30
        Section 607   Repayment to the Company .................................................31

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                               PAGE
                                                                                               ----
ARTICLE SEVEN...................................................................................31

        Section 701   Optional Conversion to Semiannual Coupon LYON Upon Tax Event .............31
        Section 702   Payment of Interest; Interest Rights Preserved ...........................32

ARTICLE EIGHT...................................................................................33

        Section 801   Events of Default ........................................................33
        Section 802   Acceleration of the LYONs ................................................35

ARTICLE NINE....................................................................................35

        Section 901   Consent of Holders Required ..............................................35
        Section 902   Applicability of Defeasance Provisions ...................................36
        Section 903   Restrictive Covenants Not Applicable .....................................36
        Section 904   Reference to and Effect on the Indenture .................................36
        Section 905   Waiver of Certain Covenants ..............................................36
        Section 906   Supplemental Indenture May be Executed In Counterparts ...................36
        Section 907   Effect of Headings .......................................................36

               This Supplemental Indenture, dated as of November 20, 2000 (the "Supplemental Indenture"), between Solectron Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and State Street Bank and Trust Company of California, N.A., a national banking association organized and existing under the laws of the United States of America, as Trustee (the "Trustee"), supplementing that certain Indenture, dated as of May 8, 2000, between the Company and the Trustee (the "Indenture").

                                    RECITALS

        A. The Company has duly authorized the execution and delivery of the Indenture to provide for the issuance from time to time of its unsecured debentures, notes, or other evidences of indebtedness to be issued in one or more series as provided for in the Indenture.

        B. The Indenture provides that the Securities of each series shall be in substantially the form set forth in the Indenture, or in such other form as may be established by or pursuant to a Board Resolution or in one or more supplemental indentures thereto, in each case with such appropriate insertions, omissions, substitutions, and other variations as are required or permitted by the Indenture, and may have such letters, numbers, or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined to be required by the officers executing such securities, as evidenced by their execution thereof.

        C. The Company and the Trustee have agreed that the Company shall issue and deliver, and the Trustee shall authenticate, Securities denominated "Liquid Yield Option(TM) Notes due 2020 (Zero Coupon-Senior)" (the "LYONs") pursuant to the terms of this Supplemental Indenture and substantially in the form set forth in Exhibit A below, in each case with such appropriate insertions, omissions, substitutions, and other variations as are required or permitted by the Indenture and this Supplemental Indenture, and with such letters, numbers, or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of such Securities.

                                   ARTICLE ONE
                                ISSUANCE OF LYONS

        SECTION 101 ISSUANCE OF LYONS; PRINCIPAL AMOUNT; MATURITY.

               (a) On November 20, 2000, the Company shall issue and deliver to the Trustee, and the Trustee shall authenticate, LYONs substantially in the form set forth in Exhibit A below, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture and this Supplemental Indenture, and with such letters, numbers, or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any LYONs exchange or as may, consistently herewith, be determined by the officers executing such LYONs, as evidenced by their execution of such LYONs.

               (b) The LYONs shall be issued in the aggregate Principal Amount at Maturity of $2,900,000,000 (or such greater amount not to exceed $3,335,000,000 as required by the exercise of the over-allotment option set forth in Section 2(b) of the Purchase Agreement and shall mature on November 20, 2020. The LYONs shall be issued only in denominations of $1,000 Principal Amount at Maturity and any integral multiple thereof.

        SECTION 102 NO INTEREST ON THE LYONS; ACCRUAL OF ORIGINAL ISSUE
DISCOUNT.

               (a) The LYONs shall not bear interest except as specified in paragraphs 1 or 10 of the LYONs. Original Issue Discount (the difference between the Issue Price and the Principal Amount at Maturity of the LYONs), in the period during which a LYON remains outstanding, shall accrue at 3.25% per annum, on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, from the Issue Date.

               (b) The Company shall promptly make all payments in respect of the LYONs on the dates and in the manner provided in the LYONs and pursuant to this Indenture and Supplemental Indenture. Principal Amount at Maturity, Restated Principal Amount, Issue Price Plus accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price and interest, if any, shall be considered paid on the applicable date due if on such date (or in the case of a Purchase Price or Change in Control Purchase Price, on the Business Day following the applicable Purchase Date or Change in Control Purchase Date, as the case may be) the Trustee or the Paying Agent holds, in accordance with this Indenture and Supplemental Indenture, money or securities, if permitted hereunder, sufficient to pay all such amounts then due.

               (c) The Company shall, to the extent permitted by law, pay interest on overdue amounts at the rate per annum set forth in paragraph 1 of the LYONs, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual for such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount.

                                   ARTICLE TWO
                               CERTAIN DEFINITIONS

        SECTION 201 CERTAIN DEFINITIONS.

        The terms defined in this Section 201 (except as herein otherwise expressly provided or unless the context of this Supplemental Indenture otherwise requires) for all purposes of this Supplemental Indenture and of any indenture supplemental hereto have the respective meanings specified in this Section 201. All other terms used in this Supplemental Indenture that are defined in the Indenture or the Trust Indenture Act, either directly or by reference therein (except as herein otherwise expressly provided or unless the context of this Supplemental Indenture otherwise requires), have the respective meanings assigned to such terms in the Indenture or the Trust Indenture Act, as the case may be, as in force at the date of this Supplemental Indenture as originally executed.

               "Capital Stock" for any corporation means any and all shares, interest, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

               "Conversion Agent" means State Street Bank and Trust Company of California, N.A., or any successor entity thereto.

               "Debt" means with respect to the Company at any date, without duplication, obligations (other than nonrecourse obligations) for borrowed money or evidenced by bonds, debentures, notes or similar instruments.

               "Issue Date" of any LYON means November 20, 2000.

               "Issue Price" of any LYON means, in connection with the original issuance of such LYON, the initial issue price at which the LYON is sold as set forth on the face of the LYON.

               "Original Issue Discount" of any LYON means the difference between the Issue Price and the Principal Amount at Maturity of the LYON as set forth on the face of the LYON.

               "Principal Amount at Maturity" of a LYON means the Principal Amount at Maturity as set forth on the face of the LYON.

               "Purchase Agreement" means the Purchase Agreement dated November 14, 2000 by and between Merrill Lynch & Co. Inc. and the Company, as amended from time to time by the parties thereto.

               "Redemption Date" or "redemption date" means the date specified for redemption of the LYONs in accordance with the terms of the LYONs and this Indenture.

               "Redemption Price" or "redemption price" has the meaning set forth in paragraph 5 of the LYONs.

               "SEC" means the Securities and Exchange Commission.

               "Special Record Date" means for the payment of any Defaulted Interest, the date fixed by the Trustee pursuant to Section 702(b).

               "Stated Maturity", when used with respect to any LYON, means the date specified in such LYON as the fixed date on which an amount equal to the Principal Amount at Maturity of such LYON is due and payable.

               "Supplemental Indenture" means this Supplemental Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the Trust Indenture Act that are deemed to be part hereof, supplementing that certain Indenture, dated as of May 8, 2000 between the Company and the Trustee.

               "Tax Event" means that the Company shall have received an opinion from independent tax counsel experienced in such matters to the effect that, on or after November 20, 2000, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, in each case which amendment or change is enacted, promulgated, issued or announced or which interpretation is issued or announced or which action is taken, on or after November 20, 2000, there is more than an insubstantial risk that interest (including Original Issue Discount) payable on the LYONs either (i) would not be deductible on a current accrual basis or (ii) would not be deductible under any other method, in either case in whole or in part, by the Company (by reason of deferral, disallowance, or otherwise) for United States Federal income tax purposes.

               "Trading Day" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Common Stock is then traded.

        SECTION 202 OTHER DEFINITIONS.

                                                                      Defined in
                            Term                                       Section
                            ----                                      ----------
"Associate"....................................................         602(a)
"Average Quoted Price".........................................         501
"Bankruptcy Law"...............................................         801
"beneficial owner".............................................         602(a)
"cash".........................................................         601(b)
"Cash Amount" .................................................         501
"Change Event" ................................................         5010
"Change in Control"............................................         602(a)
"Change in Control Purchase Date"..............................         602(a)
"Change in Control Purchase Notice"............................         602(c)

                                                                      Defined in
                            Term                                       Section
                            ----                                      ----------
"Change in Control Purchase Price".............................         602(a)
"Company Notice"...............................................         601(e)
"Company Notice Date"..........................................         601(c)
"Conversion Date"..............................................         502
"Conversion Rate"..............................................         501
"Custodian"....................................................         801
"Defaulted Interest"...........................................         702(b)
"Ex-Dividend Time".............................................         501
"Extraordinary Cash Dividend"..................................         505
"Interest Payment Date"........................................         701
"Legal Holiday"................................................         502
"Market Price".................................................         601(d)
"Option Exercise Date".........................................         701
"Purchase Date"................................................         601(a)
"Purchase Notice"..............................................         601(a)(1)
"Purchase Price"...............................................         601(a)
"Quoted Price".................................................         501
"Regular Record Date"..........................................         701
"Restated Principal Amount"....................................         701
"Rights".......................................................         513
"Rights Agreement".............................................         513
"Sale Price"...................................................         601(d)
"Tax Event Date"...............................................         701
"Time of Determination"........................................         501


                                  ARTICLE THREE
                                CERTAIN COVENANTS

        The following covenant shall be applicable to the Company for so long as any of the LYONs are outstanding. Nothing in this paragraph will, however, affect the Company's obligations under any provision of the Indenture or, except for Article Three hereof, this Supplemental Indenture.

        SECTION 301 REGISTRATION AND LISTING.

        The Company (i) will effect all registrations with, and obtain all approvals by, all governmental authorities that may be necessary under any United States Federal or state law (including the Securities Act, the Exchange Act and state securities and Blue Sky laws) before the shares of Common Stock issuable upon conversion of LYONs may be lawfully issued and delivered, and thereafter publicly traded, and qualified or listed as contemplated by clause
(ii); and (ii) will list the shares of Common Stock required to be issued and delivered upon conversion of the LYONs prior to such issuance or delivery on The New York Stock Exchange,

The Nasdaq National Market or such other exchange or automated quotation, to the extent so quoted or listed, as the Common Stock is then so quoted or listed at such date of conversion.

                                  ARTICLE FOUR
                               REDEMPTION OF LYONS

        SECTION 401 RIGHT OF REDEMPTION.

        The LYONs will not be subject to redemption prior to May 20, 2004 and will be redeemable on and after such date at the option of the Company, in whole or in part, upon not less than 15 nor more than 60 days' notice to the Holders; provided, however, that during the period commencing on May 20, 2004 and ending on November 20, 2005, the LYONs shall be redeemable by the Company pursuant to the terms of this Section 401 if and only if the product of the Sale Price of the shares of Common Stock into which the LYONs to be redeemed are then convertible multiplied by the Conversion Rate applicable to such shares has exceeded 150% of the sum of the Issue Price plus the accrued Original Issue Discount per such LYONs plus the accrued interest, if any, per such LYONs (as determined based on the then applicable amounts) for at least 20 Trading Days within a period of 30 consecutive Trading Days prior to the date of the mailing of the notice of redemption.

               The table below shows redemption prices of a LYON on May 20, 2004, at each November 20 thereafter prior to maturity and at maturity on November 20, 2020. These prices reflect the accrued Original Issue Discount calculated to each such date. The redemption price of a LYON redeemed between such dates would include an additional amount reflecting the additional Original Issue Discount accrued since the next preceding date in the table.

                                                              (2)
                                                            Accrued           (3)
                                                (1)         Original       Redemption
                                               LYON      Issue Discount      Price
          Redemption Date                  Issue Price      at 3.25%        (1)+(2)
          ---------------                  -----------   ---------------  -----------
May 20, 2004 .........................      $  524.78      $   62.68      $  587.46
November 20, 2004 ....................         524.78          72.23         597.01
November 20, 2005 ....................         524.78          91.79         616.57
November 20, 2006 ....................         524.78         111.99         636.77
November 20, 2007 ....................         524.78         132.86         657.64
November 20, 2008 ....................         524.78         154.40         679.18
November 20, 2009 ....................         524.78         176.66         701.44
November 20, 2010 ....................         524.78         199.64         724.42
November 20, 2011 ....................         524.78         223.37         748.15
November 20, 2012 ....................         524.78         247.88         772.66
November 20, 2013 ....................         524.78         273.20         797.98
November 20, 2014 ....................         524.78         299.35         824.13
November 20, 2015 ....................         524.78         326.35         851.13

November 20, 2016 ....................         524.78         354.23         879.01
November 20, 2017 ....................         524.78         383.03         907.81
November 20, 2018 ....................         524.78         412.78         937.56
November 20, 2019 ....................         524.78         443.50         968.28
At Stated Maturity ...................      $  524.78      $  475.22      $1,000.00

               If converted to semiannual coupon LYONs following the occurrence of a Tax Event, the LYONs would be redeemable at the option of the Company at the restated principal amount plus accrued and unpaid interest from the date of such conversion to, but not including, the redemption date. However, in no event may the LYONs be redeemed prior to May 20, 2004.

        SECTION 402 CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION.

        In connection with any redemption of LYONs, the Company may arrange for the purchase and conversion of any LYONs called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such LYONs by paying to the Trustee in trust for the Holders, on or before the close of business on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for the redemption of such LYONs, is not less than the Redemption Price of such LYONs. Notwithstanding anything to the contrary contained in this Article Three, the obligation of the Company to pay the Redemption Price of such LYONs shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any LYONs not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 11 of the Indenture) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date, subject to payment of the above amount as aforesaid. The Trustee shall hold and pay to the Holders whose LYONs are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the Company for the redemption of LYONs. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any LYONs shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any LYONs between the Company and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

                                  ARTICLE FIVE
                               CONVERSION OF LYONS

        SECTION 501 CONVERSION PRIVILEGE.

         A Holder of a LYON may convert such LYON into Common Stock at any time during the period stated in paragraph 8 of the LYONs. The number of shares of Common Stock issuable upon conversion of a LYON per $1,000 of Principal Amount at Maturity thereof (the "Conversion Rate") shall be that set forth in paragraph 8 in the LYONs, subject to adjustment as herein set forth.

        A Holder may convert a portion of the Principal Amount at Maturity of a LYON if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Supplemental Indenture that apply to conversion of all of a LYON also apply to conversion of a portion of a LYON.

        The Holders' right to convert Securities into shares of Common Stock is subject to the Company's right to elect instead to deliver to such Holder the Cash Amount (as defined below), in lieu of delivering all or a portion of such shares of Common Stock. Such right will terminate upon the reservation, if permitted, of authorized shares of Common Stock by the Company in a number sufficient to enable all of the LYONs to be converted into Common Stock following the stockholders meeting referred to in Section 5014. The amount of cash to be delivered for each $1,000 Principal Amount of a Security upon conversion shall be equal to the average of the Sale Prices of a share of Common Stock for the five consecutive Trading Days commencing on the date that is one day after the date of the election notice delivered by the Company referred to in Section 502 multiplied by the Conversion Rate (less the number of shares to be delivered as part of such conversion) in effect on the Conversion Date (the "Cash Amount").

        "Quoted Price" means, for any given day, the last reported per share sale price (or, if no sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such day of the Common Stock on the New York Stock Exchange Composite Tape or, in the event shares of Common Stock are not listed on the New York Stock Exchange, in the composite transactions for such other national or regional securities exchange upon which the Common Stock is listed, or, if the shares of Common Stock are not listed on a national or regional securities exchange, as quoted on the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated. In the absence of such quotations, the Company shall be entitled to determine the Quoted Price on the basis of such quotations as it considers appropriate.

        "Average Quoted Price" means the average of the Quoted Prices of the Common Stock for the shorter of

                      (i) 30 consecutive Trading Days ending on the last full Trading Day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Quoted Price is being calculated, or

                      (ii) the period (x) commencing on the date next succeeding the first public announcement of (a) the issuance of rights, warrants or options or (b) the distribution, in each case, in respect of which the Average Quoted Price is being calculated and (y) proceeding through the last full Trading Day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Quoted Price is being calculated (excluding days within such period, if any, which are not Trading
Days), or

                      (iii) the period, if any, (x) commencing on the date next succeeding the Ex-Dividend Time with respect to the next preceding (a) issuance of rights, warrants or options or (b) distribution, in each case, for which an adjustment is required by the provisions of Section 503(4), 504 or 505 and (y) proceeding through the last full Trading Day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Quoted Price is being calculated (excluding days within such period, if any, which are not Trading Days).

         In the event that the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which Section 503(1), (2), (3) or (5) applies occurs during the period applicable for calculating "Average Quoted Price" pursuant to the definition in the preceding sentence, "Average Quoted Price" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Quoted Price of the Common Stock during such period.

        "Time of Determination" means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants or options or a distribution, in each case, to which Section 504 or 505 applies and
(ii) the time ("Ex-Dividend Time") immediately prior to the commencement of "ex-dividend" trading for such rights, warrants or options or distribution on the New York Stock Exchange or such other national or regional exchange or market on which the Common Stock is then listed or quoted.

        SECTION 502 CONVERSION PROCEDURE.

               To convert a LYON a Holder must satisfy the requirements in paragraph 8 of the LYONs. The date on which the Holder satisfies all those requirements is the conversion date (the "Conversion Date"). Subject to Section 501, within two Business Days following the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, written notice of whether such Security shall be converted into shares of Common Stock or paid in cash. If the Company shall fail to deliver such notice, the Company shall be required to satisfy such conversion soly with shares of Common Stock. If the Company shall have notified the Holder that such Security shall be converted into shares of Common Stock, as soon as practicable after the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 14.3 of the Indenture. The Company shall determine such full number of shares and the amounts of the required cash with respect to any fractional share, and shall set forth such information in a certificate delivered to the Conversion Agent. If the Company shall have notified the Holder that such Security shall be paid in cash (if permitted under Section 501), the Company shall deliver to the Holder surrendering such Security the amount of cash payable with respect to such Security promptly following the determination of the Cash Amount. The Person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of a LYON on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such LYON shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a LYON, such Person shall no longer be a Holder of such LYON.

        No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this Article Five. On conversion of a LYON, that portion of accrued Original Issue Discount (or interest, if the Company has exercised its option provided for in Section 701) attributable to the period from the Issue Date (or, if the Company has exercised the option provided for in Section 701, the later of (x) the date of such exercise and (y) the date on which interest was last paid) of the LYON through the Conversion Date with respect to the converted LYON shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) or cash in lieu thereof in exchange for the LYON being converted pursuant to the provisions hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) or cash in lieu thereof shall be treated as delivered, to the extent thereof, first in exchange for Original Issue Discount (or interest, if the Company has exercised its option provided for in Section 701) accrued through the Conversion Date, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the LYON being converted pursuant to the provisions hereof.

        If the Holder converts more than one LYON at the same time, the number of shares of Common Stock issuable upon the conversion or cash in lieu thereof shall be based on the total Principal Amount at Maturity of the LYONs converted.

        If the last day on which a LYON may be converted is a day other than a Business Day (a "Legal Holiday"), the LYON may be surrendered on the next succeeding day that is not a Legal Holiday.

        Upon surrender of a LYON that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new LYON in an authorized denomination equal in Principal Amount at Maturity to the unconverted portion of the LYON surrendered.

        All shares of Common Stock delivered upon conversion of the LYONs shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

        SECTION 503 ADJUSTMENT FOR CHANGE IN CAPITAL STOCK.

               If, after the Issue Date of the LYONs, the Company:

                      (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

                      (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

                      (3) combines its outstanding shares of Common Stock into a smaller number of shares;

                      (4) pays a dividend or makes a distribution on its Common Stock in shares of its Capital Stock (other than Common Stock or rights, warrants or options for its Capital Stock); or

                      (5) issues by reclassification of its Common Stock any shares of its Capital Stock (other than rights, warrants or options for its Capital Stock),

then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a LYON thereafter converted may receive the number of shares of Capital Stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the LYON immediately prior to such action.

        The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

        If after an adjustment a Holder of a LYON upon conversion of such LYON may receive shares of two or more classes of Capital Stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article Five with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Article Five.

        SECTION 504 ADJUSTMENT FOR RIGHTS ISSUE.

               If after the Issue Date of the LYONs, the Company distributes any rights, warrants or options to all holders of its Common Stock entitling them, for a period expiring within 60 days after the record date for such distribution, to purchase shares of Common Stock at a price per share less than the Quoted Price as of the Time of Determination, the Conversion Rate shall be adjusted in accordance with the formula:

                      R'  =  R   x    (O + N)
                            -----------------
                             (O + (N x P)/M)


        where:

        R' =   the adjusted Conversion Rate.

        R  =   the current Conversion Rate.

        O  =   the number of shares of Common Stock outstanding on the record date for the distribution to which this Section 504 is being applied.

        N  =   the number of additional shares of Common Stock offered pursuant to the distribution.

        P  =   the offering price per share of the additional shares.

        M  =   the Average Quoted Price, minus, in the case of (i) a
               distribution to which Section 503(4) applies or (ii) a distribution to which Section 505 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 504 applies and
               (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section
               504 applies, the fair market value (on the record date for the distribution to which this Section 504 applies) of the

                      (1) Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 503(4) distribution and

                      (2) assets of the Company or debt securities or any rights, warrants or options to purchase securities of the Company distributed in respect of each share of Common Stock in such Section 505 distribution.

               The Board of Directors shall determine fair market values for the purposes of this Section 504.

        The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 504 applies. If all of the shares of Common Stock subject to such rights, warrants or options have not been issued when such rights, warrants or options expire, then the Conversion Rate shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of shares of Common Stock issued upon the exercise of such rights, warrants or options.

       No adjustment shall be made under this Section 504 if the application of the formula stated above in this Section 504 would result in a value of R' that is equal to or less than the value of R.

        SECTION 505 ADJUSTMENT FOR OTHER DISTRIBUTIONS.

               If, after the Issue Date of the LYONs, the Company distributes to all holders of its Common Stock any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company (including securities or cash, but excluding (x) distributions of Capital Stock referred to in Section 503 and distributions of rights, warrants or options referred to in
Section 504 and (y) cash dividends or other cash distributions that are paid out of consolidated current net earnings or earnings retained in the business as shown on the books of the Company unless such cash dividends or other cash distributions are Extraordinary Cash Dividends) the Conversion Rate shall be adjusted, subject to the provisions of the last paragraph of this Section 505, in accordance with the formula:

                           R'  =  R  x  M
                                 ---------
                                   M - F

        where:

        R' =   the adjusted Conversion Rate.

        R  =   the current Conversion Rate.

        M  =   the Average Quoted Price, minus, in the case of a distribution to which Section 503(4) applies, for which (i) the record date shall occur on or before the record date for the distribution to which this Section 505 applies and (ii) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 505 applies, the fair market value (on the record date for the distribution to which this Section 505 applies) of any Capital Stock of the Company distributed in respect of each share of Common Stock in such
               Section 503(4) distribution.

        F  =   the fair market value (on the record date for the distribution to which this Section 505 applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this Section
               505 is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

               The Board of Directors shall determine fair market values for the purposes of this Section 505.

        The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 505 applies.

        For purposes of this Section 505, the term "Extraordinary Cash Dividend" shall mean any cash dividend with respect to the Common Stock the amount of which, together with the aggregate amount of cash dividends on the Common Stock to be aggregated with such cash dividend in accordance with the provisions of this paragraph, equals or exceeds the threshold percentages set forth in item
(i) or (ii) below:

                      (i) If, upon the date prior to the Ex-Dividend Time with respect to a cash dividend on the Common Stock, the aggregate amount of such cash dividend together with the amounts of all cash dividends on the Common Stock with Ex-Dividend Times occurring in the 85 consecutive day period ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied equals or exceeds on a per share basis 12.5% of the average of the Quoted Prices during the period beginning on the date after the first such Ex-Dividend Time in such period and ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied (except that if no other cash dividend has had an Ex-Dividend Time occurring in such period, the period for calculating the average of the Quoted Prices shall be the period commencing 85 days prior to the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied), such cash dividend together with each other cash dividend with an Ex-Dividend Time occurring in such 85 day period shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this Section 505, the value of "F" shall be equal to
(w) the aggregate amount of such cash dividend together with the amounts of the other cash dividends with Ex-Dividend Times occurring in such period minus (x) the aggregate amount of such other cash dividends with Ex-Dividend Times occurring in such period for which a prior adjustment in the Conversion Rate was previously made under this Section 505.

                      (ii) If, upon the date prior to the Ex-Dividend Time with respect to a cash dividend on the Common Stock, the aggregate amount of such cash dividend together with the amounts of all cash dividends on the Common Stock with Ex-Dividend Times occurring in the 365 consecutive day period ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied equals or exceeds on a per share basis

25% of the average of the Quoted Prices during the period beginning on the date after the first such Ex-Dividend Time in such period and ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied (except that if no other cash dividend has had an Ex-Dividend Time occurring in such period, the period for calculating the average of the Quoted Prices shall be the period commencing 365 days prior to the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied), such cash dividend together with each other cash dividend with an Ex-Dividend Time occurring in such 365 day period shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this Section 505, the value of "F" shall be equal to (y) the aggregate amount of such cash dividend together with the amounts of the other cash dividends with Ex-Dividend Times occurring in such period minus (z) the aggregate amount of such other cash dividends with Ex-Dividend Times occurring in such period for which a prior adjustment in the Conversion Rate was previously made under this Section 505.

        In making the determinations required by items (i) and (ii) above, the amount of cash dividends paid on a per share basis and the average of the Quoted Prices, in each case during the period specified in item (i) or (ii) above, as applicable, shall be appropriately adjusted to reflect the occurrence during such period of any event described in Section 503.

        In the event that, with respect to any distribution to which this
Section 505 would otherwise apply, the difference "M-F" as defined in the above formula is less than $1.00 or "F" is equal to or greater than "M," then the adjustment provided by this Section 505 shall not be made and in lieu thereof the provisions of Section 5010 shall apply to such distribution.

        SECTION 506 WHEN ADJUSTMENT MAY BE DEFERRED.

               No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

        All calculations under this Article Five shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be.

        SECTION 507 WHEN NO ADJUSTMENT REQUIRED.

               No adjustment need be made for a transaction referred to in
Section 503, 504, 505 or 5011 if Holders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. Such participation by Holders may include participation upon conversion provided that an adjustment shall be made at such time as the Holders are no longer entitled to participate.

        No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

        No adjustment need be made for a change in the par value or no par value of the Common Stock.

        To the extent the LYONs become convertible pursuant to this Article Five into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

        SECTION 508 NOTICE OF ADJUSTMENT.

               Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice and a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof. Unless and until the Trustee shall receive such notice and certificate with respect to an adjustment of the Conversion Rate or a notice of a voluntary increase pursuant to Section 509, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted.

        SECTION 509 VOLUNTARY INCREASE.

               The Company from time to time may increase the Conversion Rate by any amount for any period of time. Whenever the Conversion Rate is increased, the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.

        A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 503, 504 or 505.

        SECTION 5010 REORGANIZATION OF COMPANY; SPECIAL DISTRIBUTIONS.

        The provisions of Section 14.9 of the Indenture shall not be applicable to the LYONs.

        If the Company is a party to a transaction subject to Article 8 of the Indenture (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Common Stock immediately prior to such transaction do not receive securities, cash or other assets of the Company or any other Person) or a merger or binding share exchange which reclassifies or changes its outstanding Common Stock (a "Change Event"), the Person obligated to deliver securities, cash or other assets upon conversion of the LYONs shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of LYONs is an Affiliate of the successor Company, that issuer shall join in the supplemental indenture.

        The supplemental indenture referred to in the preceding paragraph shall provide that the Holder of a LYON may convert it into the kind and amount of securities, cash or other assets which such Holder would have received by virtue of the consolidation, merger, binding share exchange or transfer if such Holder had converted the LYON immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent Person or an Affiliate of a constituent Person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing Holders. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article Five. The successor Company shall mail to Holders a notice briefly describing the supplemental indenture.

        The right of the Company to satisfy the conversion privilege described in Section 501 for cash (as described in the third paragraph of Section 501) shall terminate upon the occurrence of a Change Event.

        If this Section applies, neither Section 503 nor 504 applies.

        If the Company makes a distribution to all holders of its Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that, but for the provisions of the last paragraph of Section 505, would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 505, then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, a Holder of a LYON that converts such LYON in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the shares of Common Stock into which the LYON is convertible (or cash in lieu thereof), the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the LYON immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.

        SECTION 5011 SIMULTANEOUS ADJUSTMENTS.

               In the event that this Article Five requires adjustments to the Conversion Rate under more than one of Sections 503(4), 504 or 505, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 503, second, the provisions of Section 505 and, third, the provisions of Section 504.

        SECTION 5012 SUCCESSIVE ADJUSTMENTS.

               After an adjustment to the Conversion Rate under this Article Five, any subsequent event requiring an adjustment under this Article Five shall cause an adjustment to the Conversion Rate as so adjusted.

        SECTION 5013 RIGHTS ISSUED IN RESPECT OF COMMON STOCK ISSUED UPON CONVERSION.

        Each share of Common Stock issued upon conversion of LYONs pursuant to this Article Five shall be entitled to receive the appropriate number of common stock or preferred stock purchase rights, as the case may be (the "Rights"), if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights agreement adopted by the Company, as the same may be amended from time to time (in each case, a "Rights Agreement"). Provided that such Rights Agreement requires that each share of Common Stock issued upon conversion of LYONs (or Holder receiving cash in lieu thereof) at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in this Article Five, there shall not be any adjustment to the conversion privilege or Conversion Rate as a result of the issuance of Rights, the distribution of separate certificates representing the Rights, the exercise or redemption of such Rights in accordance with any such Rights Agreement, or the termination or invalidation of such Rights.

        SECTION 5014  RESERVATION OF SHARES OF COMMON STOCK.

        The provisions of Section 14.6 of the Indenture shall not be applicable to the LYONs.

        The Company shall initially reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for purposes of effecting the conversion of the LYONs, four million shares of Common Stock of the Company. The Company shall seek from its stockholders at the next scheduled annual meeting of stockholders after the date hereof, an approval of an amendment to the Company's charter to increase the number of authorized shares of Common Stock in an amount at least great enough to enable the Company to reserve a sufficient number of such shares to permit the conversion of all of the LYONs into Common Stock. In addition, the Company shall, from and after the effectiveness of such amendment, if forthcoming, at all times cause to be reserved and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for purposes of effecting the conversion of the LYONs, the full number of shares of Common Stock of the Company then issuable upon the conversion of all outstanding LYONs.

                                   ARTICLE SIX
                      PURCHASE OF LYONS AT OPTION OF HOLDER

        SECTION 601 PURCHASE OF LYONS AT OPTION OF THE HOLDER.

               (a) General. LYONs shall be purchased by the Company pursuant to paragraph 6 of the LYONs as of May 20, 2004, November 20, 2005, and November 20, 2010 (each, a "Purchase Date"), at the purchase price specified therein (each, a "Purchase Price"), at the option of the Holder thereof, upon:

                      (1) delivery to the Paying Agent, by the Holder of a written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to a Purchase Date until the close of business on such Purchase Date stating:

                             (A) the certificate number of the LYON which the
               Holder will deliver to be purchased,

                             (B) the portion of the Principal Amount at Maturity
               of the LYON which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof,

                             (C) that such LYON shall be purchased as of the
               Purchase Date pursuant to the terms and conditions specified in paragraph 6 of the LYONs and in this Supplemental Indenture, and

                             (D) in the event the Company elects, pursuant to
               Section 601(b), to pay the Purchase Price to be paid as of such Purchase Date, in whole or in part, in shares of Common Stock but such portion of the Purchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Purchase Price in Common Stock is not satisfied prior to the close of business on such Purchase Date, as set forth in Section 601(d), whether such Holder elects (i) to withdraw such Purchase Notice as to some or all of the LYONs to which such Purchase Notice relates (stating the Principal Amount at Maturity and certificate numbers of the LYONs as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Purchase Price for all LYONs (or portions thereof) to which such Purchase Notice relates; and

                      (2) delivery of such LYON to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 601 only if the LYON so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

        If a Holder, in such Holder's Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 603, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 601(a)(1), such Holder shall be deemed to have elected to receive cash in respect of the Purchase Price for all LYONs subject to such Purchase Notice in the circumstances set forth in such clause (D).

        The Company shall purchase from the Holder thereof, pursuant to this
Section 601, a portion of a LYON if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Supplemental Indenture that apply to the purchase of all of a LYON also apply to the purchase of such portion of such LYON.

        Any purchase by the Company contemplated pursuant to the provisions of this Section 601 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery of the LYON.

        Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 601(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 603.

        The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

               (b) Company's Right to Elect Manner of Payment of Purchase Price. The LYONs to be purchased pursuant to Section 601(a) may be paid for, at the election of the Company, in U.S. legal tender ("cash") or Common Stock, or in any combination of cash and Common Stock, subject to the conditions set forth in Sections 601(c) and (d). The Company shall designate, in the Company Notice delivered pursuant to Section 601(e), whether the Company will purchase the LYONs for cash or Common Stock, or, if a combination thereof, the percentages of the Purchase Price of LYONs in respect of which it will pay in cash or Common Stock; provided that the Company will pay cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all LYONs subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose LYONs are purchased pursuant to this Section 601 shall receive the same percentage of cash or Common Stock in payment of the Purchase Price for such LYONs, except (i) as provided in Section 601(d) with regard to the payment of cash in lieu of fractional shares of Common Stock and
(ii) in the event that the Company is unable to purchase the LYONs of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable state securities laws cannot be obtained, the Company may purchase the LYONs of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Holders except pursuant to this Section 601(b) or pursuant to Section 601(d) in the event of a failure to satisfy, prior to the close of business on the Purchase Date, any condition to the payment of the Purchase Price, in whole or in part, in Common Stock.

        At least three Business Days before the Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

                      (i) the manner of payment selected by the Company,

                      (ii) the information required by Section 601(e),

                      (iii) if the Company elects to pay the Purchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in Section 601(d) have been or will be complied with, and

                      (iv) whether the Company desires the Trustee to give the Company Notice required by Section 601(e).

               (c) Purchase with Cash. On each Purchase Date, at the option of the Company, the Purchase Price of LYONs in respect of which a Purchase Notice pursuant to Section 601(a) has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Purchase Price of such LYONs. If the Company elects to purchase LYONs with cash, the Company Notice, as provided in Section 601(e), shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to such Purchase Date (the "Company Notice Date").

               (d) Payment by Issuance of Common Stock. On each Purchase Date, at the option of the Company, the Purchase Price of LYONs in respect of which a Purchase Notice pursuant to Section 601(a) has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such LYONs in cash by (ii) the Market Price of a share of Common Stock, subject to the next succeeding paragraph.

        The Company will not issue a fractional share of Common Stock in payment of the Purchase Price. Instead the Company will pay cash for the current market value of the fractional share. The current market value of a fraction of a share shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent. It is understood that if a Holder elects to have more than one LYON purchased, the number of shares of Common Stock shall be based on the aggregate amount of LYONs to be purchased.

        If the Company elects to purchase the LYONs by the issuance of shares of Common Stock, the Company Notice, as provided in Section 601(e), shall be sent to the Holders (and to beneficial owners as required by applicable law) not later than the Company Notice Date.

        The Company's right to exercise its election to purchase the LYONs pursuant to Section 601 through the issuance of shares of Common Stock shall be conditioned upon:

                      (i) the Company's not having given its Company Notice of an election to pay entirely in cash and its giving of timely Company Notice of election to purchase all or a specified percentage of the LYONs with Common Stock as provided herein;

                      (ii) the registration of the shares of Common Stock to be issued in respect of the payment of the Purchase Price under the Securities Act or the Exchange Act, in each case, if required;

                      (iii) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

                      (iv) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Supplemental Indenture and (B) the shares of Common Stock to be issued by the Company in payment of the Purchase Price in respect of LYONs have been duly authorized and, when issued and delivered pursuant to the terms of this Supplemental Indenture in payment of the Purchase Price in respect of the LYONs, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights, and, in the case of such Officer's Certificate, stating that conditions (i), (ii) and (iii) above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that conditions (ii) and (iii) above has been satisfied.

        Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 Principal Amount at Maturity of LYONs and the Sale Price of a share of Common Stock on each Trading Day during the period commencing on the first Trading Day of the period during which the Market Price is calculated and ending on the applicable Purchase Date. The Company may pay the Purchase Price (or any portion thereof) in Common Stock only if the information necessary to calculate the Market Price is published in a daily newspaper of national circulation. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Purchase Date and the Company has elected to purchase the LYONs pursuant to this
Section 601 through the issuance of shares of Common Stock, the Company shall pay the entire Purchase Price of the LYONs of such Holder or Holders in cash.

        The "Market Price" means the average of the Sale Prices of the Common Stock for the five Trading Day period ending on (if the third Business Day prior to the applicable Purchase Date is a Trading Day, or if not, then on the last Trading Day prior to) the third Business Day prior to the applicable Purchase Date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such five Trading Day period and ending on such Purchase Date, of any event described in Section 503, 504 or 505; subject, however, to the conditions set forth in Sections 506 and 507.

        The "Sale Price" of the Common Stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers

Automated Quotation System, or, if not so listed or quoted, as determined in good faith by the Board of Directors of the Company.

               (e) Notice of Election. The Company's notice of election to purchase with cash or Common Stock or any combination thereof shall be sent to the Holders (and to beneficial owners as required by applicable law) in the manner provided in Sections 1.5 and 1.6 of the Indenture at the time specified in Section 601(c) or (d), as applicable (the "Company Notice"). Such Company Notice shall state the manner of payment elected and shall contain the following information:

        In the event the Company has elected to pay the Purchase Price (or a specified percentage thereof) with Common Stock, the Company Notice shall:

                      (1) state that each Holder will receive Common Stock with a Market Price determined as of a specified date prior to the Purchase Date equal to such specified percentage of the Purchase Price of the LYONs held by such Holder (except any cash amount to be paid in lieu of fractional shares);

                      (2) set forth the method of calculating the Market Price of the Common Stock; and

                      (3) state that because the Market Price of Common Stock will be determined prior to the Purchase Date, Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Purchase Date.

        In any case, each Company Notice shall include a form of Purchase Notice to be completed by a Holder and shall state:

                      (i)    the Purchase Price and the Conversion Rate;

                      (ii) the name and address of the Paying Agent and the Conversion Agent;

                      (iii) that LYONs as to which a Purchase Notice has been given may be converted pursuant to Article Five hereof only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                      (iv) that LYONs must be surrendered to the Paying Agent to collect payment;

                      (v) that the Purchase Price for any security as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such LYON as described in
                             (iv);

                      (vi) the procedures the Holder must follow to exercise rights under Section 601 and a brief description of those rights;

                      (vii)  briefly, the conversion rights of the LYONs;

                      (viii) the procedures for withdrawing a Purchase Notice
                             (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 601(a)(1)(D) or Section 603); and

                      (ix) the CUSIP number or numbers of the LYONs being purchased.

        At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

       Upon determination of the actual number of shares of Common Stock to be issued for each $1,000 Principal Amount at Maturity of LYONs, the Company will publish such determination on the Company's Web site on the World Wide Web.

               (f) Covenants of the Company. All shares of Common Stock delivered upon purchase of the LYONs shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

               The Company shall use its best efforts to list or cause to have quoted any shares of Common Stock to be issued to purchase LYONs on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

               (g) Procedure upon Purchase. The Company shall deposit cash (in respect of a cash purchase under Section 601(c) or for fractional interests, as applicable) or shares of Common Stock, or a combination thereof, as applicable, at the time and in the manner Section 604 sufficient to pay the aggregate Purchase Price of all LYONs to be purchased pursuant to this Section 601. As soon as practicable after the Purchase Date, the Company shall deliver to each Holder entitled to receive Common Stock through the Paying Agent, a certificate for the number of full shares of Common Stock issuable in payment of the Purchase Price and cash in lieu of any fractional interests. The Person in whose name the certificate for Common Stock is registered shall be treated as a holder of record of shares of Common Stock on the Business Day following the Purchase Date. Subject to Section 601(d), no payment or adjustment will be made for dividends on the Common Stock the record date for which occurred on or prior to the Purchase Date.

               (h) Taxes. If a Holder of a LYON is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

        SECTION 602 PURCHASE OF LYONS AT OPTION OF THE HOLDER UPON CHANGE IN CONTROL.

               (a) If on or prior to May 20, 2004 there shall have occurred a Change in Control, LYONs shall be purchased by the Company, at the option of the Holder thereof, at the purchase price specified in paragraph 6 of the LYONs (the "Change in Control Purchase Price"), as of the date that is 35 Business Days after the occurrence of the Change in Control (the "Change in Control Purchase Date"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 602(c).

        A "Change in Control" shall be deemed to have occurred at such time as either of the following events shall occur:

                      (i) There shall be consummated any consolidation or merger of the Company pursuant to which the Common Stock would be converted into cash, securities or other property, in each case other than a consolidation or merger of the Company in which the holders of the Common Stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of capital stock of the continuing or surviving corporation immediately after such consolidation or merger; or

                      (ii) There is a report filed on Schedule 13D or 14D-1 (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that any person (for the purposes of this Section 602 only, as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the voting power of the Common Stock then outstanding; provided, however, that a person shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act.

        Notwithstanding the foregoing provisions of this Section 602, a Change in Control shall not be deemed to have occurred by virtue of the Company, any Subsidiary, any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary, or any person holding Common Stock for or pursuant to the terms of any such employee benefit plan, filing or becoming obligated to file a report under or in response to Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report) under the Exchange Act disclosing beneficial ownership by it of shares of Common Stock, whether in excess of 50% or otherwise.

        "Associate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

               (b) Within 15 Business Days after the occurrence of a Change in Control, the Company shall mail a written notice of Change in Control by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Change in Control Purchase Notice to be completed by the Holder and shall state:

                      (1) briefly, the events causing a Change in Control and the date of such Change in Control;

                      (2) the date by which the Change in Control Purchase Notice pursuant to this Section 602 must be given;

                      (3) the Change in Control Purchase Date;

                      (4) the Change in Control Purchase Price;

                      (5) the name and address of the Paying Agent and the Conversion Agent;

                      (6) the Conversion Rate and any adjustments thereto;

                      (7) that LYONs as to which a Change in Control Purchase Notice has been given may be converted pursuant to Article Five hereof only if the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                      (8) that LYONs must be surrendered to the Paying Agent to collect payment;

                      (9) that the Change in Control Purchase Price for any LYON as to which a Change in Control Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change in Control Purchase Date and the time of surrender of such LYON as described in
                      (8);

                      (10) briefly, the procedures the Holder must follow to exercise rights under this Section 602;

                      (11) briefly, the conversion rights of the LYONs;

                      (12) the procedures for withdrawing a Change in Control Purchase Notice; and

                      (13) the CUSIP number or numbers of the LYONs being purchased.

               (c) A Holder may exercise its rights specified in Section 602(a) upon delivery of a written notice of purchase (a "Change in Control Purchase Notice") to the Paying Agent at any time prior to the close of business on the Change in Control Purchase Date, stating:

                      (1) the certificate number of the LYON which the Holder will deliver to be purchased;

                      (2) the portion of the Principal Amount at Maturity of the LYON which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

                      (3) that such LYON shall be purchased pursuant to the terms and conditions specified in paragraph 6 of the LYONs.

        The delivery of such LYON to the Paying Agent prior to, on or after the Change in Control Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this Section 602 only if the LYON so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change in Control Purchase Notice.

        The Company shall purchase from the Holder thereof, pursuant to this
Section 602, a portion of a LYON if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Supplemental Indenture that apply to the purchase of all of a LYON also apply to the purchase of such portion of such LYON.

        Any purchase by the Company contemplated pursuant to the provisions of this Section 602 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Change in Control Purchase Date and the time of delivery of the LYON to the Paying Agent in accordance with this Section 602.

        Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change in Control Purchase Notice contemplated by this
Section 602(c) shall have the right to withdraw such Change in Control Purchase Notice at any time prior to the close of business on the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 603.

        The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

        SECTION 603 EFFECT OF PURCHASE NOTICE OR CHANGE IN CONTROL PURCHASE NOTICE.

               Upon receipt by the Paying Agent of the Purchase Notice or Change in Control Purchase Notice specified in Section 601(a) or Section 602(c), as applicable, the Holder of the LYON in respect of which such Purchase Notice or Change in Control Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Change in Control Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such LYON. Such Purchase Price or Change in Control Purchase Price shall be paid to such Holder, subject to receipts of funds and/or securities by the Paying Agent, promptly following the later of (x) the Purchase Date or the Change in Control Purchase Date, as the case may be, with respect to such LYON (provided the conditions in Section 601(a) or Section 602(c), as applicable, have been satisfied) and (y) the time of delivery of such LYON to the Paying Agent by the Holder thereof in the manner required by Section 601(a) or Section 602(c), as applicable. LYONs in respect of which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted pursuant to Article Five hereof on or after the date of the delivery of such Purchase Notice or Change in Control Purchase Notice, as the case may be, unless such Purchase Notice or Change in Control Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

        A Purchase Notice or Change in Control Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice or Change in Control Purchase Notice, as the case may be, at any time prior to the close of business on the Purchase Date or the Change in Control Purchase Date, as the case may be, specifying:

               (1) the certificate number of the LYON in respect of which such notice of withdrawal is being submitted,

               (2) the Principal Amount at Maturity of the LYON with respect to which such notice of withdrawal is being submitted, and

               (3) the Principal Amount at Maturity, if any, of such LYON which remains subject to the original Purchase Notice or Change in Control Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

        A written notice of withdrawal of a Purchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of Section 601(a)(1)(D) or (ii) a conditional withdrawal containing the information set forth in Section 601(a)(1)(D) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

        There shall be no purchase of any LYONs pursuant to Section 601 (other than through the issuance of Common Stock in payment of the Purchase Price, including cash in lieu of fractional shares) or 602 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such LYONs, of the required Purchase Notice or Change in Control Purchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such LYONs). The Paying Agent will promptly return to the respective Holders thereof any LYONs (x) with respect to which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been withdrawn in compliance with this Supplemental Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such LYONs) in which case, upon such return, the Purchase Notice or Change in Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

        SECTION 604 DEPOSIT OF PURCHASE PRICE OR CHANGE IN CONTROL PURCHASE
PRICE.

        Prior to Noon (local time in The City of New York) on the Business Day following the Purchase Date or the Change in Control Purchase, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust an amount of money (in immediately available funds if deposited on such Business Day) or Common Stock, if permitted hereunder, sufficient to pay the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of all the LYONs or portions thereof which are to be purchased as of the Purchase Date or Change in Control Purchase Date, as the case may be.

        SECTION 605 LYONS PURCHASED IN PART.

        Any LYON which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such LYON, without service charge, a new LYON or LYONs, of any authorized denomination as requested by such Holder in aggregate Principal Amount at Maturity equal to, and in exchange for, the portion of the Principal Amount at Maturity of the LYON so surrendered which is not purchased.

        SECTION 606 COVENANT TO COMPLY WITH SECURITIES LAWS UPON PURCHASE OF LYONS.

        In connection with any offer to purchase or purchase of LYONs under
Section 601 or 602 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Sections 601 and 602 to be exercised in the time and in the manner specified in Sections 601 and 602.

        SECTION 607 REPAYMENT TO THE COMPANY.

        The Trustee and the Paying Agent shall return to the Company any cash or shares of Common Stock that remain as provided in the Indenture, together with interest or dividends, if any, thereon, held by them for the payment of the Purchase Price or Change in Control Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash or shares of Common Stock deposited by the Company pursuant to Section 604 exceeds the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of LYONs or portions thereof which the Company is obligated to purchase as of the Purchase Date or Change in Control Purchase Date, as the case may be, then promptly after the Business Day following the Purchase Date or Change in Control Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon.

                                  ARTICLE SEVEN
                          SPECIAL TAX EVENT CONVERSION

        SECTION 701 OPTIONAL CONVERSION TO SEMIANNUAL COUPON LYON UPON TAX
EVENT.

        From and after (i) the date (the "Tax Event Date") of the occurrence of a Tax Event and (ii) the date the Company exercises such option, whichever is later (the "Option Exercise Date"), at the option of the Company, interest in lieu of future Original Issue Discount shall accrue at the rate of 3.25% per annum on a restated principal amount per $1,000 original Principal Amount at Maturity (the "Restated Principal Amount") equal to the Issue Price plus Original Issue Discount accrued through the Option Exercise Date and shall be payable semiannually on May 20 and November 20 of each year (each an "Interest Payment Date") to holders of record at the close of business on May 5 or November 5 (each a "Regular Record Date") immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the Option Exercise Date. Within 15 days of the occurrence of a Tax Event, the Company shall mail a written notice of such Tax Event by first-class mail to the Trustee and within 15 days of its exercise of such option the Company shall mail a written notice of the Option Exercise Date by first-class mail to the Trustee and Holders of the LYONs. From and after the Option Exercise Date, (i) the Company shall be obligated to pay at Stated Maturity, in lieu of the Principal Amount at Maturity of a LYON, the Restated Principal Amount thereof and (ii) "Issue Price and accrued Original Issue Discount," "Issue Price plus Original

Issue Discount" or similar words, as used herein, shall mean Restated Principal Amount plus accrued and unpaid interest with respect to any LYON. LYONs authenticated and delivered after the Option Exercise Date may, and shall if required by the Trustee, bear a notation in a form approved by the Trustee as to the conversion of the LYONs to semiannual coupon notes.

        SECTION 702 PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

               (a) Interest on any LYON that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that LYON is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any LYON shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States. In the case of a permanent Global LYON, interest payable on any Interest Payment Date will be paid to the Depositary, with respect to that portion of such permanent Global LYON held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such permanent Global LYON to the accounts of the beneficial owners thereof.

               (b) Except as otherwise specified with respect to the LYONs, any interest on any LYON that is payable, but is not punctually paid or duly provided for, within 30 days following on any Interest Payment Date (herein called "Defaulted Interest," which term shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with paragraph 1 of the LYONs), shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, as its election in each case, as provided in clause (1) or (2) below:

                      (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the LYONs are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each LYON and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.

                      The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of LYONs at his address as it appears on the list of Holders maintained pursuant to Section 3.5 of the Indenture not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the LYONs are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

                      (2) The Company may make payment of any Defaulted Interest on the LYONs in any other lawful manner not inconsistent with the requirements of any securities exchange on which such LYONs may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

        Subject to the foregoing provisions of this Section and Section 3.5 of the Indenture, each LYON delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other LYON shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other LYON.


                                  ARTICLE EIGHT
                                EVENTS OF DEFAULT


        SECTION 801 EVENTS OF DEFAULT.

        The following will be Events of Default under the Supplemental
Indenture:

               (a) after exercise of its option pursuant to Section 701 of this Supplemental Indenture following a Tax Event, the Company defaults in the payment of interest upon any LYON when such interest becomes due and payable, and such default continues for a period of 30 days;

               (b) the Company defaults in the payment of the Principal Amount at Maturity (or, if the LYONs have been converted to semiannual coupon notes following a Tax Event pursuant to Article Seven, the Restated Principal Amount), Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price on any

LYON when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, when due for purchase by the Company or otherwise;

               (c) the Company fails to comply with any of its agreements in the LYONs or this Indenture or Supplemental Indenture (other than those referred to in clauses (a) and (b) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default;

               (d) (1) failure of the Company to make any payment by the end of any applicable grace period after maturity of Debt in an amount in excess of $100,000,000 and continuance of such failure, or (2) the acceleration of Debt in an amount in excess of $100,000,000 because of a default with respect to such Debt without such Debt having been discharged or such acceleration having been cured, waived, rescinded or annulled, in the case of (1) or (2) above, for a period of 30 days after receipt by the Company of a Notice of Default; provided, however, that if any such failure or acceleration referred to in (1) or (2) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred; or

               (e) the Company pursuant to or under or within the meaning of any Bankruptcy Law:

                      (i) commences a voluntary case or proceeding;

                      (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

                      (iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

                      (iv) makes a general assignment for the benefit of its creditors;

                      (v) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

                      (vi) consents to the filing of such petition or the appointment of or taking possession by a Custodian; or

               (f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                      (i) is for relief against the Company in an involuntary case or proceeding, or adjudicates the Company insolvent or bankrupt;

                      (ii) appoints a Custodian of the Company or for any substantial part of its property; or

                      (iii) orders the winding up or liquidation of the Company;

and the order or decree remains unstayed and in effect for 60 days.

        "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

        "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

        A Default under clause (c) or clause (d) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the LYONs at the time outstanding notify the Company and the Trustee, of the default and the Company does not cure such default (and such default is not waived) within the time specified in clause (c) or clause (d) above after actual receipt of such notice. Any such notice must specify the default, demand that it be remedied and state that such notice is a "Notice of Default."

        Section 5.1 of the Indenture shall not be applicable to the LYONs.

        SECTION 802 ACCELERATION OF THE LYONS.

        In the event of acceleration of the LYONs pursuant to Article Five of the Indenture (other than in the event that the LYONs have been converted to semiannual coupon notes following a Tax Event pursuant to Article Seven), the Issue Price plus accrued Original Issue Discount on the LYONs shall be due and payable upon the occurrence of those specified events resulting in such acceleration as provided in Article Five of the Indenture.

                                  ARTICLE NINE
                                  MISCELLANEOUS

        SECTION 901 CONSENT OF HOLDERS REQUIRED.

        In addition to those modifications or amendments requiring the consent of the Holder of each Outstanding LYON effected thereby specified in Section 9.2 of the Indenture, no such Supplemental Indenture shall, without the consent of the Holder of each outstanding LYON affected thereby:

                      (1) make any change in the manner or rate of accrual in connection with Original Issue Discount, reduce the rate of interest referred to in paragraph 1 of the LYONs, reduce the rate of interest referred to in Section 701 upon the occurrence of a Tax Event, or extend the time for payment of Original Issue Discount or interest, if any, on any LYON;

                      (2) make any LYON payable in money or securities other than that stated in the LYON;

                      (3) make any change that adversely affects the right to require the Company to purchase the LYONs in accordance with the terms thereof and this Indenture and Supplemental Indenture.

                      (4) impair the right to institute suit for the enforcement of any payment with respect to, or conversion of, the LYONs.

        SECTION 902 APPLICABILITY OF DEFEASANCE PROVISIONS.

        Each of the defeasance and covenant defeasance provisions of Article Thirteen of the Indenture shall apply to the LYONs.

        SECTION 903 RESTRICTIVE COVENANTS NOT APPLICABLE.

        The covenants set forth in Section 10.8 and Section 10.9 of the Indenture shall not apply to the LYONs.

        SECTION 904 REFERENCE TO AND EFFECT ON THE INDENTURE.

        This Supplemental Indenture shall be construed as supplemental to the Indenture and all the terms and conditions of this Supplemental Indenture shall be deemed to be part of the terms and conditions of the Indenture. Except as set forth herein, the Indenture heretofore executed and delivered is hereby (i) incorporated by reference in this Supplemental Indenture and (ii) ratified, approved and confirmed.

        SECTION 905 WAIVER OF CERTAIN COVENANTS.

        The Company may omit in any particular instance to comply with any term, provision, or condition set forth in Article Three hereof if the Holders of a majority in principal amount of the outstanding LYONs shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision, or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision, or condition shall remain in full force and effect.

        SECTION 906 SUPPLEMENTAL INDENTURE MAY BE EXECUTED IN COUNTERPARTS.

        This instrument may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

        SECTION 907 EFFECT OF HEADINGS.

        The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the day and year first above written.

                                        Solectron Corporation


                                        By: /s/ Susan Wang
                                           -------------------------------------
                                        Name: Susan Wang
                                        Title: Senior Vice President,
                                               Chief Financial Officer
                                               and Secretary



                                        State Street Bank and Trust Company of
                                        California, N.A., as Trustee


                                        By: /s/ Stephen Rivero
                                           -------------------------------------
                                        Name: Stephen Rivero
                                        Title: Vice President

                                   EXHIBIT A-1

                        [FORM OF FACE OF GLOBAL SECURITY]

        FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT WITH RESPECT TO EACH $1,000 OF PRINCIPAL AMOUNT AT MATURITY OF THIS SECURITY IS $475.22, THE ISSUE DATE IS NOVEMBER 20, 2000, THE YIELD TO MATURITY IS 3.25%.

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                              SOLECTRON CORPORATION

                      Liquid Yield Option(TM) Note due 2020

                             [(Zero Coupon-Senior)]
No.                                                             CUSIP:__________

Issue Date:  November 20, 2000                  Original Issue Discount: $475.22
Issue Price:  $524.78                                 (for each $1,000 Principal
(for each $1,000 Principal                                   Amount at Maturity)
       Amount at Maturity)

        SOLECTRON CORPORATION, a Delaware corporation, promises to pay to _____________________________ or registered assigns, the Principal Amount at Maturity of _____________________________ Dollars on November 20, 2020.

        This Security shall not bear interest except as specified on the other side of this Security. Original Issue Discount will accrue as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

        Additional provisions of this Security are set forth on the other side of this Security.

                                            SOLECTRON CORPORATION


                                            By:
                                               ---------------------------------
                                            Title:

        Attest:



        ------------------------------
        Title:



        TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.
        as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

        By:
            --------------------------
            Authorized Signatory

        Dated:
              ------------------------

                       [FORM OF REVERSE SIDE OF SECURITY]

                      Liquid Yield Option(TM) Note Due 2020

                              (Zero Coupon-Senior)

        1. Interest.

        This Security shall not bear interest, except as specified in this paragraph or in paragraph 10 hereof. If the Principal Amount at Maturity hereof or any portion of such Principal Amount at Maturity is not paid when due (whether upon acceleration pursuant to Section 5.2 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 5 hereof, upon the date set for payment of the Purchase Price or Change in Control Purchase Price pursuant to paragraph 6 hereof or upon the Stated Maturity of this Security) or if interest due hereon or any portion of such interest is not paid when due in accordance with paragraph 10 hereof, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 3.25% per annum, compounded semi-annually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount.

        Original Issue Discount (the difference between the Issue Price and the Principal Amount at Maturity of the Security), in the period during which a Security remains outstanding, shall accrue at 3.25% per annum, on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, from the Issue Date of this Security.

        2. Method of Payment.

        Subject to the terms and conditions of the Indenture, the Company will make payments in respect of Redemption Prices, Purchase Prices, Change in Control Purchase Prices and at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

        3. Paying Agent, Conversion Agent and Registrar.

        Initially, State Street Bank and Trust Company of California, N.A., a national banking association organized under the laws of the United States (the "Trustee"), will act as Paying Agent, Conversion Agent and Security Registrar. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Security Registrar or co-registrar.

        4. Indenture.

        The Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of May 8, 2000 (herein called the "Indenture," which term shall have the meaning assigned to it in such instrument), between the Company and State Street Bank and Trust Company of California, N.A., as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the Holders of Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate Principal Amount at Maturity to $2,900,000,000, subject to Section 101(b) of the Supplemental Indenture, and is issued pursuant to a Supplemental Trust Indenture supplementing the Indenture, dated as of November 20, 2000, from the Company to Trustee relating to the issuance of the Liquid Yield Option(TM) Notes due 2020 (Zero Coupon-Senior) of this series (the "Supplemental Indenture"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture and the Supplemental Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture, the Supplemental Indenture and the Trust Indenture Act for a statement of those terms.

        The Securities are general unsecured obligations of the Company. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

        5. Redemption at the Option of the Company.

        No sinking fund is provided for the Securities. The Securities are redeemable as a whole, or from time to time in part, at any time at the option of the Company at the Redemption Prices set forth below; provided that the Securities are not redeemable prior to May 20, 2004; provided, further, that during the period commencing on May 20, 2004 and ending on November 20, 2005, the Securities shall be redeemable by the Company pursuant to the terms of
Section 401 of the Supplemental Indenture if and only if the product of the Sale Price of the shares of Common Stock into which the Securities to be redeemed are then convertible multiplied by the Conversion Rate applicable to such shares has exceeded 150% of the sum of the Issue Price plue the accrued Original Discount per such Securities plus the accrued interest, if any, per such Securities (as determined based on the then applicable amounts) for at least 20 Trading Days within the period of 30 consecutive Trading Days ending on the Trading Day prior to the date of the mailing of the notice of redemption.

        The table below shows Redemption Prices of a Security per $1,000 Principal Amount at Maturity on the dates shown below and at Stated Maturity, which prices reflect accrued Original Issue Discount calculated to each such date. The Redemption Price of a Security redeemed between such dates shall include an additional amount reflecting the additional Original Issue Discount accrued since the next preceding date in the table.


----------

(TM) Trademark of Merrill Lynch & Co., Inc.

                                                                      (2)
                                                   (1)          Accrued Original          (3)
                                                   LYON          Issue Discount     Redemption Price
        Redemption Date                        Issue Price          at 3.25%           (1) + (2)
        ---------------                        -----------      ----------------    ----------------
May 20, 2004 .........................          $  524.78          $   62.68          $  587.46
November 20, 2004 ....................             524.78              72.23             597.01
November 20, 2005 ....................             524.78              91.79             616.57
November 20, 2006 ....................             524.78             111.99             636.77
November 20, 2007 ....................             524.78             132.86             657.64
November 20, 2008 ....................             524.78             154.40             679.18
November 20, 2009 ....................             524.78             176.66             701.44
November 20, 2010 ....................             524.78             199.64             724.42
November 20, 2011 ....................             524.78             223.37             748.15
November 20, 2012 ....................             524.78             247.88             772.66
November 20, 2013 ....................             524.78             273.20             797.98
November 20, 2014 ....................             524.78             299.35             824.13
November 20, 2015 ....................             524.78             326.35             851.13
November 20, 2016 ....................             524.78             354.23             879.01
November 20, 2017 ....................             524.78             383.03             907.81
November , 2018 ......................             524.78             412.78             937.56
November 20, 2019 ....................             524.78             443.50             968.28
At Stated Maturity ...................          $  524.78          $  475.22          $1,000.00

               If converted to a semiannual coupon note following the occurrence of a Tax Event, this Security will be redeemable at the Restated Principal Amount plus accrued and unpaid interest from the date of such conversion through the Redemption Date; but in no event will this Security be redeemable before May 20, 2004; and the Company may not redeem this Security during the period commencing on May 20, 2004 and ending on November 20, 2005, the Securities shall be redeemable by the Company pursuant to the terms of Section 401 of the Supplemental Indenture if and only if the product of the Sale Price of the shares of Common Stock into which the Securities to be redeemed are then convertible multiplied by the Conversion Rate applicable to such shares has exceeded 150% of the sum of the Issue Price plus the accrued Original Discount per such Securities plus the accrued interest, if any, per such Securities (as determined based on the then applicable amounts) for at least 20 Trading Days within the period of 30 consecutive Trading Days ending on the Trading Day prior to the date of the mailing of the notice of redemption.

        6. Purchase By the Company at the Option of the Holder.

               Subject to the terms and conditions of the Supplemental Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on the following Purchase Dates and at the following Purchase Prices per $1,000 Principal Amount at Maturity, upon delivery of a Purchase Notice containing the information set forth in the Supplemental Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on such Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

                  Purchase Date                           Purchase Price
                  -------------                           --------------
                  May 20, 2004........................      $ 587.46
                  November 20, 2005...................      $ 616.57
                  November 20, 2010...................      $ 724.42

             The Purchase Price (equal to the Issue Price plus accrued Original Issue Discount to the Purchase Date) may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Common Stock of the Company, or in any combination thereof.

             If prior to a Purchase Date this Security has been converted to a semiannual coupon note following the occurrence of a Tax Event, the Purchase Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of conversion to the Purchase Date.

             At the option of the Holder and subject to the terms and conditions of the Supplemental Indenture, the Company shall become obligated to purchase the Securities held by such Holder 35 Business Days after the occurrence of a Change in Control of the Company occurring on or prior to May 20, 2004 for a Change in Control Purchase Price equal to the Issue Price plus accrued Original Issue Discount to the Change in Control Purchase Date, which Change in Control Purchase Price shall be paid in cash. If prior to a Change in Control Purchase Date this Security has been converted to a semiannual coupon note following the occurrence of a Tax Event, the Change in Control Purchase Price shall be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of conversion to the Change in Control Purchase Date.

             Holders have the right to withdraw any Purchase Notice or Change in Control Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

             If cash (and/or securities if permitted under the Supplemental Indenture) sufficient to pay the Purchase Price or Change in Control Purchase Price, as the case may be, of all Securities or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, Original Issue Discount ceases to accrue on such Securities (or portions thereof) immediately after such Purchase Date or Change in Control Purchase Date, as the case may be, and the Holder thereof shall have no other rights as such

(other than the right to receive the Purchase Price or Change in Control Purchase Price, as the case may be, upon surrender of such Security).

        7. Notice of Redemption.

             Notice of redemption will be mailed at least 15 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date Original Issue Discount ceases to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of Principal Amount at Maturity may be redeemed in part but only in integral multiples of $1,000 of Principal Amount at Maturity.

        8. Conversion.

             Subject to the next three succeeding sentences, a Holder of a Security may convert it into Common Stock of the Company at any time on or after December 15, 2000 and before the close of business on November 20, 2020. If the Security is called for redemption, the Holder may convert it at any time before the close of business on the Redemption Date. A Security in respect of which a Holder has delivered a Purchase Notice or Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture and the Supplemental Indenture.

             The Holders' right to convert Securities into shares of Common Stock is subject to the Company's right to elect instead to deliver to such Holder the Cash Amount. Such right will terminate upon the reservation, if permitted, of authorized shares of Common Stock by the Company in a number sufficient to enable all of the Securities to be converted into Common Stock following the stockholders meeting referred to in Section 5014 of the Supplemental Indenture.

             The initial Conversion Rate is 11.7862 shares of Common Stock per $1,000 Principal Amount at Maturity, subject to adjustment in certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional share of Common Stock.

             In the event the Company exercises its option pursuant to Section 701 of the Supplemental Indenture to have interest in lieu of Original Issue Discount accrue on the Security following a Tax Event, the Holder will be entitled on conversion to receive the same number of shares of Common Stock such Holder would have received if the Company had not exercised such option. If the Company exercises such option, Securities surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business of such Interest Payment Date (except Securities to be redeemed on a date within such period) must be accompanied by payment of an amount equal to the interest thereon that the registered Holder is to receive. Except where Securities surrendered for conversion must be accompanied by payment as described above, no interest on converted Securities will be payable by the Company on any Interest Payment Date subsequent to the date of conversion.

             To convert a Security, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

             A Holder may convert a portion of a Security if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Indenture. On conversion of a Security, that portion of accrued Original Issue Discount (or interest if the Company has exercised its option provided for in paragraph 10 hereof) attributable to the period from the Issue Date (or, if the Company has exercised the option referred to in paragraph 10 hereof, the later of (x) the date of such exercise and (y) the date on which interest was last paid) through the Conversion Date with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the terms hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Original Issue Discount (or interest, if the Company has exercised its option provided for in paragraph 10 hereof) accrued through the Conversion Date, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof.

             The Conversion Rate will be adjusted for dividends or distributions on Common Stock payable in Common Stock or other Capital Stock; subdivisions, combinations or certain reclassifications of Common Stock; distributions to all holders of Common Stock of certain rights to purchase Common Stock for a period expiring within 60 days at less than the Quoted Price at the Time of Determination; and distributions to such holders of assets or debt securities of the Company or certain rights to purchase securities of the Company (excluding certain cash dividends or distributions). However, no adjustment need be made if Holders may participate in the transaction or in certain other cases. The Company from time to time may voluntarily increase the Conversion Rate.

             If the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets, or upon certain distributions described in the Indenture, the right to convert a Security into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another Person.

        9. Conversion Arrangement on Call for Redemption.

             Any Securities called for redemption, unless surrendered for conversion before the close of business on the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into Common Stock of the Company and to make payment for such Securities to the Trustee in trust for such Holders.

        10. Tax Event

             (a) From and after (i) the date (the "Tax Event Date") of the occurrence of a Tax Event and (ii) the date the Company exercises such option, whichever is later (the "Option Exercise Date"), at the option of the Company, interest in lieu of future Original Issue Discount shall accrue at the rate of 3.25% per annum on a principal amount per Security (the "Restated Principal Amount") equal to the Issue Price plus Original Issue Discount accrued through the Option Exercise Date and shall be payable semiannually on May 20 and November 20 of each year (each an "Interest Payment Date") to holders of record at the close of business on May 5 and November 5 (each a "Regular Record Date") or immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Option Exercise Date.

             (b) Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States.

             (c) Except as otherwise specified with respect to the Securities, any Defaulted Interest on any Security shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 702(b) of the Supplemental Indenture.

        11. Denominations; Transfer; Exchange.

               The Securities are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount at Maturity and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Security Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

        12. Persons Deemed Owners.

             The registered Holder of this Security may be treated as the owner of this Security for all purposes.

        13. Amendment; Waiver.

             Subject to certain exceptions set forth in the Indenture and the Supplemental Indenture, (i) the Indenture, the Supplemental Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding and (ii) certain defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture, the Supplemental Indenture or the Securities as set forth in the Indenture.

        14. Defaults.

             Events of Default include (i) if the Securities have been converted to semiannual coupon notes following a Tax Event, default in the payment of interest which default continues for a period of 30 days; (ii) default in payment of the Principal Amount at Maturity (or, if the Securities have been converted to semiannual coupon notes following a Tax Event, the Restated Principal Amount), Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price, as the case may be, in respect of the Securities when the same becomes due and payable; (iii) failure by the Company to comply with other agreements in the Indenture, the Supplemental Indenture or the Securities, subject to notice and lapse of time;
(iv) failure of the Company to make any payment by the end of any applicable grace period after maturity of Debt in an amount in excess of $100,000,000, or
(b) the acceleration of Debt in an amount in excess of $100,000,000 because of a default with respect to such Debt without such Debt having been discharged or such acceleration having been cured, waived, rescinded or annulled, subject to notice and lapse of time; provided, however, that if any such failure or acceleration referred to in (a) or (b) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred; and (v) certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities becoming due and payable immediately upon the occurrence of such Events of Default.

        15. Trustee Dealings with the Company.

             Subject to certain limitations imposed by the Trust Indenture Act, the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

        16. No Recourse Against Others.

             A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or the Supplemental Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

        17. Authentication.

             This Security shall not be valid until an authorized officer of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

        18. Abbreviations.

             Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

        19. GOVERNING LAW.

             THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE, THE SUPPLEMENTAL INDENTURE AND THIS SECURITY WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS.

                                 ---------------

             The Company will furnish to any Holder upon written request and without charge a copy of the Supplemental Indenture which has in it the text of this Security in larger type. Requests may be made to:

             Solectron Corporation
             777 Gibraltar Drive
             Milpitas, California  95035
             Attention:  Chief Financial Officer

                                 ASSIGNMENT FORM

                      To assign this Security, fill in the form below:

                      I or we assign and transfer this Security to

                      -------------------------------------------

                      -------------------------------------------
                      (Insert assignee's soc. sec. or tax ID no.)

                      -------------------------------------------

                      -------------------------------------------

                      -------------------------------------------
                       (Print or type assignee's name, address and zip code)

                      and irrevocably appoint ____________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


                      Date:
                           ------------------

        Your Signature:
                       ---------------------------------------------------------

        ------------------------------------------------------------------------
        (Sign exactly as your name appears on the other side of this Security)

Signature(s) must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule 17Ad-15.

CONVERSION NOTICE

To convert this Security into Common Stock of the Company, check the box:

[ ]

To convert only part of this Security, state the Principal Amount at Maturity to be converted (which must be $1,000 or an integral multiple of $1,000) $__________________________

If you want the stock certificate made out in another Person's name, fill in the form below:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Insert other Person's soc. sec. or tax ID no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 (Print or type assignee's name, address and zip code)


        Date:
             ----------------------


        Your Signature:
                       ---------------------------------------------------------

        ------------------------------------------------------------------------
        (Sign exactly as your name appears on the other side of this Security)


Signature(s) must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule 17Ad-15.